UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2021

PRAXIS PRECISION MEDICINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.
One Broadway, 16th Floor
Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)
(617) 300-8460
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2021, Praxis Precision Medicines, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. The Company held its Annual Meeting to consider and vote on the two proposals set forth below, each of which is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on April 29, 2021. The final voting results are set forth below.

Proposal 1 - Election of Class I Director

The Company’s stockholders elected Dean Mitchell to serve as a Class I member of the Board of Directors of the Company for a three-year term ending at the Company’s 2024 annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier death, resignation or removal, with the votes cast as follows:

Class I Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dean Mitchell	19,795,034	1,789,406	1,836,960

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, with the votes cast as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,420,511	889	0	0

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: June 10, 2021	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer